Exhibit 4.4

INTERCREDITOR AND COLLATERAL

TRUST AGREEMENT

INTERCREDITOR AND COLLATERAL TRUST AGREEMENT, dated as of             , 2013 (this “Agreement”), among MIDAMERICAN ENERGY COMPANY, an Iowa corporation (together with any successor or assignee, the “Company”); THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a banking association organized and existing under the laws of the United States of America, as Trustee under the Mortgage Bond Indenture referred to below; and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a banking association organized and existing under the laws of the United States of America, as collateral trustee (in such capacity, together with its successors in such capacity, the “Collateral Trustee”) for the Secured Parties (as defined below).

WHEREAS, the Company is party to (a) an Indenture, dated as of             , 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Mortgage Bond Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Mortgage Bond Trustee”), pursuant to which the Company is issuing and may in the future issue bonds in various series (the “Mortgage Bonds” and, collectively with the Mortgage Bond Indenture, the “Mortgage Bond Documents”), (b) an Indenture, dated as of October 1, 2006 (as supplemented by the First Supplemental Indenture dated as of October 6, 2006, the Second Supplemental Indenture dated as of June 29, 2007, the Third Supplemental Indenture dated as of March 25, 2008 and as further amended, restated, supplemented or otherwise modified from time to time, the “2006 Notes Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “2006 Indenture Trustee”), pursuant to which the Company has issued its 5.80% Notes due 2036, 5.95% Notes due 2017 and 5.30% Notes due 2018 in an aggregate principal amount of $950,000,000 Outstanding (as defined in the Mortgage Bond Indenture) as of the date of this Agreement (the “2006 Indenture Notes” and, collectively with the 2006 Notes Indenture, the “2006 Indenture Notes Documents”), and (c) an Indenture, dated as of February 8, 2002 (as supplemented by the First Supplemental Indenture dated as of February 8, 2002, the Second Supplemental Indenture dated as of January 14, 2003, the Third Supplemental Indenture dated as of October 1, 2004, the Fourth Supplemental Indenture dated as of November 1, 2005 and as further amended, restated, supplemented or otherwise modified from time to time, the “2002 Notes Indenture” and together with the 2006 Notes Indenture, the “Equal and Ratable Notes Indentures”) between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York), as Trustee (the “2002 Indenture Trustee”), pursuant to which the Company has issued its 6.750% Notes due 2031, 4.650% Notes due 2014 and 5.750% Notes due 2035 in an aggregate principal amount of $1,050,000,000 Outstanding as of the date of this Agreement (the “2002 Indenture Notes” and, collectively with the 2002 Notes Indenture, the “2002 Indenture Notes Documents”; the 2002 Indenture Notes and 2006 Indenture Notes collectively being the “Equal and Ratable Notes”);

WHEREAS, pursuant to the provisions of the Equal and Ratable Notes Indentures, the Company may not create or assume any mortgage, pledge or other lien or encumbrance upon any Principal Facility (as defined below) or any interest it may have therein, without equally and ratably securing the Equal and Ratable Notes Obligations (as defined below);

WHEREAS, all or a substantial portion of the Mortgaged Property (as defined in the Mortgage Bond Indenture; being referred to hereinafter as the “Shared Collateral”), which is intended by the Company to secure the Mortgage Bond Obligations, consists of Principal Facilities and/or interests of the Company therein, and thus is subject to the requirements of the Equal and Ratable Notes Indentures described in the immediately preceding clause; and

WHEREAS, in order for the Company to grant liens on the Shared Collateral to secure the Mortgage Bond Obligations and the Equal and Ratable Notes Obligations, the Mortgage Bond Trustee and the Company have requested and hereby direct the Collateral Trustee to enter into this Agreement to enable the Company to comply with the provisions of the Equal and Ratable Notes Indentures.

NOW, THEREFORE, to equally and ratably secure the Equal and Ratable Notes Obligations and the Mortgage Bond Obligations, the parties hereto hereby agree as follows:

Section 1. Definitions, Etc.

(a) Defined Terms. As used herein, the following terms shall have the following respective meanings:

“2002 Indenture Notes” has the meaning assigned to such term in the preamble to this Agreement.

“2002 Indenture Notes Documents” has the meaning assigned to such term in the preamble to this Agreement.

“2002 Indenture Notes Obligations” means the obligations of the Company in respect of the due and punctual payment of the principal of, any premium on, any interest on (including, to the extent legal permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding, including any applicable post-default rate, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), and any other amounts payable in respect of the 2002 Indenture Notes in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) (and any successor provision thereof); provided however that “2002 Indenture Notes Obligations” shall not in any event include any obligations in respect of debt securities issued under the 2002 Notes Indenture after the date hereof.

“2002 Indenture Trustee” has the meaning assigned to such term in the preamble to this Agreement.

“2002 Notes Indenture” has the meaning assigned to such term in the preamble to this Agreement.

“2006 Indenture Notes” has the meaning assigned to such term in the preamble to this Agreement.

“2006 Indenture Notes Documents” has the meaning assigned to such term in the preamble to this Agreement.

“2006 Indenture Notes Obligations” means the obligations of the Company in respect of the due and punctual payment of the principal of, any premium on, any interest on (including, to the extent legal permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding, including any applicable post-default rate, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), and any other amounts payable in respect of the 2006 Indenture Notes in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) (and any successor provision thereof); provided however that “2006 Indenture Notes Obligations” shall not in any event include any obligations in respect of debt securities issued under the 2006 Notes Indenture after the date hereof.

“2006 Indenture Trustee” has the meaning assigned to such term in the preamble to this Agreement.

“2006 Notes Indenture” has the meaning assigned to such term in the preamble to this Agreement.

“Bankruptcy Event” means the occurrence of any one or more of the following events:

(a) by decree of a court of competent jurisdiction the Company is adjudicated a bankrupt or insolvent, or an order is made by such court for the winding up or liquidation of the affairs of the Company or approving a petition seeking reorganization or arrangement of the Company under the bankruptcy law or other law or statute of the United States of America or of any State, or, by order of such court, a trustee or liquidator or receiver is appointed for the Company or for the property of the Company, and such decree or order shall continue in effect for a period of 90 days; or

(b) the Company files a petition for voluntary bankruptcy, or consents to the filing of any such petition, or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee or liquidator or receiver of the Company or of all or a substantial part of the Mortgaged Property, or files a petition or answer or consent seeking reorganization or arrangement under the bankruptcy law or other law or statute of the United States of America or of any State, or consents to the filing of any such petition, or files a petition to take advantage of any debtors’ act.

“Collateral Trustee” has the meaning assigned to such term in the preamble to this Agreement.

“Collateral Trustee’s Fees” means all fees, costs and expenses of the Collateral Trustee of the type described in Section 4.03.

“Company” has the meaning assigned to such term in the preamble to this Agreement.

“Debt Instruments” means, collectively, (i) the 2002 Indenture Notes of each series and the 2002 Notes Indenture, (ii) the 2006 Indenture Notes of each series and the 2006 Notes Indenture and (iii) the Mortgage Bonds of each series and the Mortgage Bond Indenture.

“Debt Trustees” means, collectively, the 2002 Indenture Trustee, the 2006 Indenture Trustee and the Mortgage Bond Trustee.

“Distribution Date” means the date on which any funds are distributed by the Collateral Trustee in accordance with the provisions of Section 3.01.

“Dollars” or “$” refers to lawful money of the United States of America.

“Equal and Ratable Notes” has the meaning assigned to such term in the preamble to this Agreement.

“Equal and Ratable Notes Documents” means, collectively, the 2002 Indenture Notes Documents and the 2006 Indenture Notes Documents.

“Equal and Ratable Notes Indentures” has the meaning assigned to such term in the preamble to this Agreement.

“Equal and Ratable Notes Obligations” means, collectively, the 2002 Indenture Notes Obligations and the 2006 Indenture Notes Obligations.

“Event of Default” means (i) any “Default” under and as defined in the Mortgage Bond Indenture, (ii) any “Event of Default” under and as defined in the 2002 Notes Indenture and (iii) any “Event of Default” under and as defined in the 2006 Notes Indenture.

“Governmental Obligations” means securities which are (a) (i) direct obligations of the United States of America where the payment or payments thereunder are supported by the full faith and credit of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or (b) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of interest on or principal of or other amount with respect to any such Governmental Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of interest on or principal of or other amount with respect to the Governmental Obligation evidenced by such depository receipt.

“Investment Securities” means any of the following obligations or securities on which none of the Company, MidAmerican Energy Holdings Company nor any other subsidiary of MidAmerican Energy Holdings Company thereof is the obligor: (i) Governmental Obligations; (ii) interest bearing deposit accounts (which may be represented by certificates of deposit) in national or state banks (which may include the Collateral Trustee or any Paying Agent) or savings and loan associations having outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (iii) bankers’ acceptances drawn on and accepted by commercial banks (which may include the Collateral Trustee or any Paying Agent) having outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (iv) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States of America or the District of Columbia, or any political subdivision of any of the foregoing, which are rated in any of the three highest rating categories (without regard to modifiers) by a nationally recognized statistical rating organization; (v) bonds or other obligations of any agency or instrumentality of the United States of America; (vi) corporate debt securities rated in any of the two (2) highest rating categories by a nationally recognized statistical rating organization (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for short term securities; (vii) repurchase agreements with respect to any of the foregoing obligations or securities with banking or financial institutions (which may include the Collateral Trustee or any Paying Agent) having outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (viii) securities issued by any regulated investment company (including any investment company for which the Collateral Trustee or any Paying Agent is the advisor), as defined in Section 851 of the Internal Revenue Code of 1986, as amended, or any successor section of such Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations that are bonds, notes, certificates of indebtedness, treasury bills or other securities now or hereafter issued, which are guaranteed as to principal and interest by the full faith and credit of the United States of America, which portfolio may include repurchase agreements which are fully collateralized by any of the foregoing obligations and (ix) any other obligations or securities which may be lawfully purchased by the Collateral Trustee in its capacity as such.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Mortgage” means the Mortgage, Security Agreement, Fixture Filing and Financing Statement, dated as of                 , 2013, made by the Company in favor of Collateral Trustee, as originally executed and as it may from time to time be supplemented or amended by one or more Supplemental Mortgages.

“Mortgage Bonds” has the meaning assigned to such term in the preamble to this Agreement.

“Mortgage Bond Documents” has the meaning assigned to such term in the preamble to this Agreement.

“Mortgage Bond Indenture” has the meaning assigned to such term in the preamble to this Agreement.

“Mortgage Bond Obligations” means the obligations of the Company in respect of the due and punctual payment of the principal of, any premium on, any interest on (including, to the extent legal permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding, including any applicable post-default rate, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), and any other amounts payable in respect of the Mortgage Bonds (whether now existing or hereinafter issued) in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) (and any successor provision thereof).

“Mortgage Bond Trustee” has the meaning assigned to such term in the preamble to this Agreement.

“Mortgaged Property” has the meaning assigned to such term in the Mortgage Bond Indenture.

“Paying Agent” has the meaning assigned thereto in the Mortgage Bond Indenture.

“Person” means any individual, corporation, association, company, limited liability company, business trust, partnership, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Facility” has the meaning assigned thereto in the 2002 Notes Indenture and the 2006 Notes Indenture.

“Prior Lien” has the meaning assigned thereto in Mortgage Bond Indenture.

“Requisite Secured Parties” means, at any time, Persons holding at such time a majority in principal amount of the sum of (a) the Mortgage Bonds of all series then Outstanding (as the term “Outstanding” is defined in the Mortgage Bond Indenture), (b) the 2006 Indenture Notes of all series then Outstanding (as the term “Outstanding” is defined in the 2006 Notes Indenture) and (c) the 2002 Indenture Notes of all series then Outstanding (as the term “Outstanding” is defined in the 2002 Notes Indenture). For purposes hereof, the Collateral Trustee shall be entitled to conclusively rely and act upon a certification from (i) the Mortgage Bond Trustee as to the aggregate amount of Mortgage Bonds of all series Outstanding at any time, (ii) the 2006 Indenture Trustee as to the aggregate amount of 2006 Indenture Notes of all series Outstanding at any time and (iii) the 2002 Indenture Trustee as to the aggregate amount of 2002 Indenture Notes of all series Outstanding at any time.

“Responsible Officer” when used with respect to this Agreement means any officer of the Collateral Trustee assigned by the Collateral Trustee to administer its corporate trust matters and who shall have direct responsibility for the administration of this Agreement.

“Secured Obligations” means, collectively, (i) the Mortgage Bond Obligations, (ii) the 2006 Indenture Notes Obligations, (iii) the 2002 Indenture Notes Obligations and (iv) the obligations of the Company to the Collateral Trustee hereunder or under each other Shared Security Document.

“Secured Parties” means, collectively, (i) the Mortgage Bond Trustee, for its benefit and the benefit of the holders from time to time of the Mortgage Bonds, (ii) the 2002 Indenture Trustee, for its benefit and the benefit of the holders from time to time of the 2002 Indenture Notes, (iii) the 2002 Indenture Trustee, for its benefit and the benefit of the holders from time to time of the 2002 Indenture Notes and (iv) the Collateral Trustee.

“Shared Collateral” has the meaning assigned to such term in the preamble to this Agreement.

“Shared Security Documents” means, collectively, the Mortgage, each Supplemental Mortgage and any other mortgages, deeds of trust, pledge agreements, security agreements, assignment agreements or other instruments providing for collateral security on Shared Collateral from time to time executed by the Company in favor of the Collateral Trustee.

“Specified Mortgage Bond Secured Parties” means the holders of Mortgage Bonds constituting the required composition of such holders pursuant to Section 12.15(a) of the Mortgage Bond Indenture.

“Supplemental Mortgage” means a mortgage supplementing or amending the Mortgage, entered into by the Company in favor of the Collateral Trustee in accordance with this Agreement, the Mortgage and the Mortgage Bond Indenture.

“Triggering Event” means the occurrence of any of the following: (i) the failure to pay the principal amount of the 2002 Indenture Notes, the 2006 Indenture Notes or Mortgage Bonds of any series, upon final maturity, after expiration of any relevant grace period, (ii) the occurrence of a Bankruptcy Event, (iii) the acceleration of the principal amount of the Secured Obligations under the terms of any of the 2002 Indenture Notes Documents, the 2006 Indenture Notes Documents or the Mortgage Bond Documents or (iv) the issuance of any direction by the Mortgage Bond Trustee to the Collateral Trustee, following the occurrence and during the continuance of any Default (as defined in the Mortgage Bond Indenture), to commence exercise of foreclosure or similar remedies under the Shared Security Documents.

“Trust Estate” means the right, title and interest of the Collateral Trustee in, to and under the Shared Security Documents and the collateral security described therein.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

(b) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in the Mortgage Bond Documents), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) references herein to the “security of this Indenture” include a reference to the Mortgage which provides security for our obligations under this Indenture and any Bonds issued hereunder.

Section 2. Declaration and Acceptance of Trust; Remedies.

2.01 Declaration and Acceptance of Trust. The Collateral Trustee hereby declares, and the Company agrees, that the Collateral Trustee holds the Trust Estate as trustee in trust under this Agreement for the equal and ratable benefit of the Secured Parties as provided herein. The Collateral Trustee is appointed the Collateral Trustee hereunder by the Mortgage Bond Trustee and by acceptance of the benefits of this Agreement and the Shared Security Documents, each Secured Party (whether or not a signatory hereto) (i) consents and agrees to the appointment of the Collateral Trustee as trustee hereunder, (ii) confirms that the Collateral Trustee shall have the authority to act as the exclusive agent of such Secured Party for enforcement of any remedies under or with respect to the Shared Security Documents and the giving or withholding of any consent or approval relating to any Shared Collateral or the

Company’s obligations with respect thereto and (iii) agrees that, except as expressly provided in this Agreement, such Secured Party shall not take any action to enforce any of such remedies or give any such consents or approvals.

2.02 Determinations Relating to Shared Collateral. In the event (i) the Collateral Trustee shall at any time receive any written request from the Company under a Shared Security Document for consent or approval with respect to any matter or thing relating to any Shared Collateral or the Company’s obligations with respect thereto or (ii) there shall be due to or from the Collateral Trustee under the provisions of any Shared Security Document any performance or the delivery of any instrument or (iii) a Responsible Officer of the Collateral Trustee shall receive notice of any nonperformance by the Company of any covenant or any breach of any representation or warranty set forth in any Shared Security Document, then, in each such event, the Collateral Trustee shall advise the Mortgage Bond Trustee of the matter or thing as to which consent has been requested or the performance or instrument or other document required to be delivered or the nonperformance or breach of which the Collateral Trustee has received notice. The Mortgage Bond Trustee shall at all times have the exclusive authority to direct the Collateral Trustee’s response to any of the events or circumstances contemplated in clauses (i), (ii) or (iii) above.

2.03 Remedies.

(a) Notice of Triggering Event. If the Collateral Trustee at any time receives notice of a Triggering Event, it shall promptly notify each Debt Trustee and the Company in writing that a Triggering Event has occurred.

(b) Directions to Collateral Trustee. Except as otherwise expressly provided herein, the Mortgage Bond Trustee shall at all times (whether before or after the occurrence of a Triggering Event) have the right and authority to direct the time, method and place of conducting any proceeding for the exercise of any right or remedy available to the Collateral Trustee with respect to the Shared Collateral, or of exercising any trust or power conferred on the Collateral Trustee, or for the taking of any other action authorized by the instruments comprising the Trust Estate (including the making of any determinations to be made by the Collateral Trustee thereunder); provided however that (i) Specified Mortgage Bond Secured Parties shall have the right at any time, to the extent permitted by Section 12.15(a) and the other provisions of the Mortgage Bond Indenture, to give such direction to the Collateral Trustee upon prior written notice to the Mortgage Bond Trustee and the Collateral Trustee of the exercise of such rights under Section 12.15(a) of the Mortgage Bond Indenture, (ii) following the occurrence of a Triggering Event, Requisite Secured Parties shall have the right at any time to give such direction to the Collateral Trustee upon prior written notice to the Mortgage Bond Trustee and the Collateral Trustee and, thereafter, shall have the exclusive right and authority to direct the Collateral Trustee as to such matters and (iii) nothing in this Section 2.03 shall impair the right of the Collateral Trustee in its discretion to take any action deemed proper by the Collateral Trustee and which is not inconsistent with such direction by the Mortgage Bond Trustee , Specified Mortgage Bond Secured Parties or Requisite Secured Parties, as applicable.

2.04 Receipt of Funds. In the event any Secured Party shall receive any funds which, under this Agreement, belong to the Collateral Trustee or any other Secured Party, such

Secured Party shall remit such funds promptly to the Collateral Trustee for distribution by the Collateral Trustee or to such other Secured Party, as the case may be, and prior to such remittance shall hold such funds in trust for the Collateral Trustee or such other Secured Party, as the case may be.

2.05 Nature of Secured Parties’ Rights. All of the Secured Parties shall be bound by any instruction or direction given by the Mortgage Bond Trustee, the Specified Mortgage Bond Secured Parties or the Requisite Secured Parties, as applicable, pursuant to this Section 2.

Section 3. Application of Certain Amounts.

3.01 Application of Proceeds. (a) Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Shared Collateral pursuant to any of the Shared Security Documents, and any other cash constituting Shared Collateral at the time held by the Collateral Trustee under this Agreement, shall be held in trust by the Collateral Trustee and applied as soon as practicable after receipt as follows:

First, to the Collateral Trustee in an amount equal to the Collateral Trustee’s Fees which are unpaid as of the applicable Distribution Date (and to any Secured Party which has theretofore advanced or paid any such Collateral Trustee’s Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party) and to the payment of all taxes, assessments or Prior Liens (except any taxes, assessments or Prior Liens subject to which such collection, sale or other realization shall have been made);

Second, after and giving effect to the payment in full of the amounts referred to in clause first above (but subject to Section 3.04), to the Secured Parties equally and ratably, each in proportion to the amount of Secured Obligations then held by them (whether or not then due and payable), until all the Secured Obligations have been paid in full (or monies set aside for such payment in full as provided in the next paragraph); and

Finally, after payment in full of all Secured Obligations, to the Company or its successors or assigns or as a court of competent jurisdiction may direct,

If at any time any moneys collected or received by the Collateral Trustee are distributable pursuant to clause second above to the 2002 Indenture Trustee or the 2006 Indenture Trustee, and if either the 2002 Indenture Trustee or the 2006 Indenture Trustee shall notify the Collateral Trustee in writing that no provision is made under the applicable Equal and Ratable Notes Indenture for the application by the 2002 Indenture Trustee or 2006 Indenture Trustee, as applicable, of such moneys and that the applicable Equal and Ratable Notes Indenture does not effectively provide for the receipt and the holding by the 2002 Indenture Trustee or 2006 Indenture Trustee of such moneys pending the application thereof, then the Collateral Trustee, after receipt of such moneys pending the application thereof, and after receipt of such notification, shall at the direction of the 2002 Indenture Trustee or 2006 Indenture Trustee acting, respectively, at the direction of the holders of a majority in aggregate principal amount of the 2002 Indenture Notes and the 2006 Indenture Notes, as the case may be, invest such amounts in investments constituting Investment Securities as directed by the 2002 Indenture Trustee or 2006 Indenture Trustee, as applicable, maturing within 90 days after they are acquired by the Collateral Trustee or, in the absence of such instruction or in the event of conflicting instructions, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for the 2002 Indenture Trustee and/or 2006 Indenture Trustee (each, in its capacity as trustee) and for no other purpose until such time as the 2002 Indenture Trustee and/or 2006 Indenture Trustee shall request in writing the delivery thereof by the Collateral Trustee for application pursuant to the applicable Equal and Ratable Notes Indenture. The Collateral Trustee shall not be responsible for selecting particular investments, any diminution in funds resulting from any such investment or any liquidation or any liquidation thereof prior to maturity.

(b) For the purpose of this Section 3.01, “proceeds” of Shared Collateral includes any and all cash, securities and other property realized from collection, foreclosure or other enforcement of the Collateral Trustee’s Liens upon the Shared Collateral (including distributions of Shared Collateral in satisfaction of any Secured Obligations) or distributed in any bankruptcy case or insolvency or liquidation proceeding in respect of any claim upon any Secured Obligation that is allowed or enforceable therein as a claim secured by Shared Collateral pursuant to the Shared Security Documents. If any Secured Party collects or receives any proceeds from a foreclosure, collection or other enforcement or proceeds of any title or other insurance that should have been applied to the payment of the Secured Obligations in accordance with Section 3.01(a) above, such Secured Party will forthwith deliver the same to the Collateral Trustee, for the benefit of the Secured Parties, to be applied in accordance with Section 3.01(a).

3.02 Reliance by Collateral Trustee; Payments. The Collateral Trustee shall be entitled to conclusively rely upon a certificate from: (i) the Mortgage Bond Trustee as to the aggregate amount of Mortgage Bond Obligations that on any Distribution Date are held by any Secured Party and as to the amount thereof that are due and payable, and shall remit the amount of any cash to be applied pursuant to clause second of Section 3.01 to the Mortgage Bond Obligations that are then due and payable directly to the Mortgage Bond Trustee; (ii) the 2006 Indenture Trustee as to the aggregate amount of 2006 Note Obligations that on any Distribution Date are held by any holder of 2006 Indenture Notes and as to the amount thereof that are due and payable, and shall, except to the extent provided in the second paragraph of Section 3.01, remit the amount of any cash to be applied pursuant to clause second of Section 3.01 to the 2006 Note Obligations that are then due and payable directly to the 2006 Indenture Trustee; and (iii) the 2002 Indenture Trustee as to the aggregate amount of 2002 Note Obligations that on any Distribution Date are held by any holder of 2002 Indenture Notes and as to the amount thereof that are due and payable, and shall, except to the extent provided in the second paragraph of Section 3.01, remit the amount of any cash to be applied pursuant to clause second of Section 3.01 to the 2002 Note Obligations that are then due and payable directly to the 2002 Indenture Trustee; provided that nothing in this Section 3.02 shall prevent the Company from contesting any amounts claimed by any Debt Trustee in any such certification.

3.03 Payment Provisions. For the purposes of applying the provisions of Section 3.01, all interest to be paid on any of the Secured Obligations pursuant to the terms of any Debt Instrument shall, as among the Secured Parties and irrespective of whether such interest is or would be recognized or allowed in any bankruptcy or similar proceeding, be treated as a Secured Obligation for purposes hereof.

3.04 Transfer of Certain Amounts Received as Shared Collateral. Anything herein or in any of the other Shared Security Documents to the contrary notwithstanding, so long as no Triggering Event shall have occurred and be continuing, (a) in the event that the Collateral Trustee receives any proceeds of insurance with respect to any Shared Collateral as provided in Section 7.11 of the Mortgage Bond Indenture, if directed by the Mortgage Bond Trustee to remit such amounts to the Company pursuant to Section 7.11 of the Mortgage Bond Indenture, the Collateral Trustee shall promptly remit such amounts to the Company; or (b) in the event the Collateral Trustee is instructed by the Mortgage Bond Trustee to remit any other amounts, or return any securities or instruments, that have been delivered to the Collateral Trustee from the Company or the Mortgage Bond Trustee to be held as Shared Collateral (for the avoidance of doubt, not including proceeds referred to in Section 3.01), for application pursuant to Section 11.01 of the Mortgage Bond Indenture or other applicable provisions of the Mortgage Bond Indenture, the Collateral Trustee shall promptly remit or return such amounts or other property to the Mortgage Bond Trustee for application as provided in the Mortgage Bond Indenture.

3.05 Certain Securities and Instruments Held by Collateral Trustee.

(a) The Collateral Trustee shall use reasonable efforts to collect the principal of and interest on any Governmental Obligations and purchase money obligations secured by a purchase money mortgage which are delivered to the Collateral Trustee pursuant to the terms of the Mortgage Bond Indenture, as and when such principal and interest become payable. Unless the Company is in default in the payment of any principal of or interest on any Outstanding Mortgage Bonds or any Event Default shall be continuing, the interest received by the Collateral Trustee on any such obligation shall be paid over to the Company, and any payments received by the Collateral Trustee on account of the principal of any such obligation in excess (as evidenced by a certificate of an officer of the Company) of the amount of credit used by the Company in respect of such obligation upon the release of any Mortgaged Property from the Lien of the Mortgage shall also be paid to the Company.

(b) With respect to any obligations secured by a purchase money mortgage which are delivered to the Collateral Trustee pursuant to the terms of the Mortgage Bond Indenture, and all substitutions therefor, the Collateral Trustee shall have and may exercise all the rights and powers of an owner of such obligations and substitutions and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any provision thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold under this Agreement new obligations, stocks or other securities issued in exchange therefor under any such plan, and any discretionary action which the Collateral Trustee may be entitled to take in connection with any such obligations or substitutions therefor shall be taken, so long as no Default (as defined in the Mortgage Bond Indenture) has occurred and is continuing, in accordance with the written request of the Company, evidenced by a certificate of an officer of the Company, or, while a Default (as defined in the Mortgage Bond Indenture) is continuing, in the discretion of the Collateral Trustee, provided that the Collateral Trustee shall have no obligation to exercise any such discretion unless it receives instructions satisfactory to it from the Mortgage Bond Trustee.

3.06 Moneys, Securities and Instruments to be Held in Trust; Investment of Moneys Held in Trust.

(a) All cash, instruments and securities (including Governmental Obligations and purchase money obligations secured by a purchase money mortgage, as provided in Section 3.05) received by the Collateral Trustee pursuant to the terms hereof, the Mortgage Bond Indenture or the Shared Security Documents shall, until withdrawn, used, invested or applied as provided in this Agreement, be held in trust for the purposes for which such cash or other property was received, but need not be segregated from other funds except as directed by the Company or as and to the extent required by law.

(b) After compliance with any applicable legal requirements, the Collateral Trustee may deposit all or any part of cash received by it as Collateral Trustee in certificates of deposit or demand accounts, to its credit as Collateral Trustee in its own banking department or, with the consent of the Company, in any bank or trust company having a combined capital and surplus of not less than Fifty Million Dollars ($50,000,000). If such bank or trust company publishes reports of condition at least annually, pursuant to law or the requirement of any federal, state or District of Columbia supervising or examining authority, then for the purposes of this paragraph the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in the most recent report of condition so published. So long as no Default (as defined in the Mortgage Bond Indenture) is continuing, the Collateral Trustee shall pay to the Company any interest earned on any such certificate or account.

(c) When so directed by a certificate of an officer of the Company, the Collateral Trustee shall invest all or any part of such cash received by it in any Investment Securities; and the Collateral Trustee, when so directed by a certificate of an officer of the Company, shall sell or repurchase all or any part of such Investment Securities. Such Investment Securities shall be held by the Collateral Trustee as part of the Mortgaged Property; provided, however, that the proceeds of such Investment Securities representing interest shall be paid or credited to the Company and shall not constitute Mortgaged Property. If any such sale or any payment on the maturity of any such Investment Securities held by the Collateral Trustee, shall produce a net sum less than the cost (including accrued interest and investment expenses) of such Investment Securities sold or paid, the Company will promptly pay to the Collateral Trustee such amount of cash as will, with the net proceeds of such sale or such payment, equal the cost (including accrued interest and investment expenses) of such Investment Securities so sold or paid; and if any such sale or any payment at the maturity of any such Investment Securities held by the Collateral Trustee, shall produce a net sum greater than the cost (including accrued interest and investment expenses) of such Investment Securities so sold or paid the Collateral Trustee shall, if no Event Default is continuing, pay to the Company the amount of such excess. The Company will also pay to the Collateral Trustee all brokers’ fees and other expenses reasonably incurred by the Collateral Trustee in connection with its investment of such cash and the sale of such Investment Securities.

(d) The Collateral Trustee shall allow interest on any cash held by it under this Agreement and deposited by it in its banking department, at the current rate or rates, if any, from time to time paid by it on similar deposits of like size and nature over like periods of time, unless in a particular instance the Collateral Trustee and the Company shall otherwise agree.

Interest so allowed and interest received by the Collateral Trustee from deposits in other banks and trust companies of cash which is a part of the Mortgaged Property made pursuant to in paragraph (b) above, except as otherwise herein provided in respect of particular cash, shall, if no Default (as defined in the Mortgage Bond Indenture) is continuing, be paid or credited to the Company by the Collateral Trustee.

(e) When so directed by a certificate of an officer of the Company, the Collateral Trustee shall establish one or more accounts for the deposit and/or investment of monies received by it, including a separate account from which all cash payable by the Collateral Trustee on behalf of the Company shall be paid and into which cash shall be deposited by the Company, or by the Collateral Trustee on behalf of the Company from other accounts or investments held or managed by the Collateral Trustee, as needed, so that such account shall be operated with a zero balance.

Section 4. Agreements with Collateral Trustee.

4.01 Delivery of Debt Instruments. On or before the date hereof, the Company shall have delivered to the Collateral Trustee a true and complete copy of the Mortgage Bond Indenture and each of the Equal and Ratable Notes Indentures, in each case, as in effect on the date hereof. Promptly upon the execution thereof, the Company shall deliver to the Collateral Trustee a true and complete copy of any and all amendments, modifications or supplements to the Mortgage Bond Indenture or the Equal and Ratable Notes Indentures.

4.02 Information. With respect to the Mortgage Bonds, the 2006 Indenture Notes and the 2002 Indenture Notes, the Company (or, in the case of the Mortgage Bonds, the Mortgage Bond Trustee) shall deliver to the Collateral Trustee within 30 days after request by the Collateral Trustee, a list setting forth (as of the date of such request) (i) the aggregate principal amount outstanding thereunder and (ii) the interest rate or rates then in effect thereunder. In addition, the Company shall furnish to the Collateral Trustee within 30 days of a request therefor a list (as of the date of such request) setting forth the name and address of each party to whom notices must be sent under the Mortgage Bond Indenture, the 2006 Indenture Notes Documents and the 2002 Indenture Notes Documents. The Company will promptly notify the Collateral Trustee of each change in the identity of any Debt Trustee.

4.03 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Company agrees to pay (i) to the Collateral Trustee, from time to time upon demand, compensation for its services hereunder and for administering the Trust Estate, as heretofore or from time to time agreed upon in writing between the Collateral Trustee and the Company, (ii) all out-of-pocket expenses incurred by the Collateral Trustee and its affiliates, including the reasonable fees, charges and disbursements of counsel for the Collateral Trustee, in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (iii) all out-of-pocket expenses incurred or required to be advanced by the Collateral Trustee in connection with the administration of the Trust Estate or the preservation, protection or defense of the Shared Collateral or the Trust Estate or the Collateral Trustee’s rights under this Agreement and in and to the Shared Collateral and the Trust Estate, (iv) all out-of-pocket expenses incurred by the

Collateral Trustee, including the fees, charges and disbursements of any counsel for the Collateral Trustee, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 4.03, including in connection with any workout, restructuring or negotiations in respect thereof and (v) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any other document referred to therein.

(b) Indemnification. The Company agrees to indemnify the Collateral Trustee, the Mortgage Bond Trustee and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The benefits of this Section 4.03 shall survive the termination of this Agreement and resignation or removal of the Collateral Trustee.

(c) Payments. All amounts due under this Section 4.03 shall be payable promptly after written demand therefor.

Section 5. The Collateral Trustee.

5.01 Certain Duties. The Collateral Trustee’s duties in respect of the Trust Estate shall include the taking of action with respect to applications of the Company or others for consents, waivers, releases or other matters relating to the Trust Estate or the Shared Collateral as is explicitly required of the Collateral Trustee pursuant to the terms hereunder and the prosecution following any Event of Default of any action or proceeding or the taking of any nonjudicial remedial action as shall be determined to be required pursuant to the provisions of Sections 2.02 and 2.03. The Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Shared Collateral in its possession, under the UCC or otherwise, shall be to deal with such Collateral in the same manner as it customarily deals with similar collateral of other parties held by it.

5.02 Exculpatory Provisions.

(a) No Representations. The Collateral Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein contained. The Collateral Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Company thereto or as to the security afforded by the Shared Security Documents or this Agreement or as to the validity, execution (except its own execution thereof), enforceability, legality or sufficiency of the Shared Security Documents or this Agreement or of the Secured Obligations, and the Collateral Trustee shall incur no liability or responsibility with respect to any such matters. The Collateral Trustee shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or Liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate, including as to the preparation or filing of any UCC financing statements. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b) Limitations upon Duties. The Collateral Trustee shall not be required to ascertain or inquire as to the performance by the Company or any other Person of any of the covenants or agreements contained herein, in the Shared Security Documents or in any Debt Instrument or any other agreement or instrument referred to therein. Whenever it is necessary for the Collateral Trustee to ascertain the amount of Secured Obligations then held by a Secured Party, the Collateral Trustee may conclusively rely on a certificate of the Company or the relevant Debt Trustee as to such amount.

(c) Limitations upon Liability. The Collateral Trustee shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement, the Shared Security Documents or any Debt Instrument, except for such actions or omissions that are determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by the gross negligence or willful misconduct of the Collateral Trustee. The Collateral Trustee and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though the Collateral Trustee were not the collateral trustee hereunder. The Collateral Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement. In no event shall the Collateral Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Collateral Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Collateral Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Collateral Trustee at the Corporate Trust Office of the Collateral Trustee, and such notice references this Agreement.

5.03 Delegation of Duties. The Collateral Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact and shall not be responsible nor liable for the negligence of any such agent or attorney-in-fact appointed by it with due care hereunder.

5.04 Reliance by Collateral Trustee.

(a) Reliance upon Certificates of Company. Whenever in the administration of the trusts of this Agreement the Collateral Trustee shall deem it necessary or advisable that a matter be proved or established in connection with the taking of any action hereunder by the Collateral Trustee, such matter (unless other evidence in respect thereof be herein or in the Shared Security Documents specifically prescribed) may be deemed to be conclusively provided or established by a certificate of an officer of the Company delivered to the Collateral Trustee, and such officers’ certificate shall be full warranty to Collateral Trustee for any action taken, suffered or omitted in reliance thereon.

(b) Consultation with Counsel. The Collateral Trustee may consult with counsel of its own selection (which may be in-house counsel for the Collateral Trustee) and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Trustee shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.

(c) Reliance upon Resolutions, Etc. The Collateral Trustee may conclusively rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document (whether in its original, electronic or facsimile form) which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of electronic versions, telecopies and telexes, to have been sent by the proper party or parties. The Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Agreement or the Shared Security Documents.

(d) Conflict or Doubt in Actions to be Taken. In the event any disagreement between or among any of the Debt Trustees and/or the holders of different classes or series of Debt Instruments shall result in a proceeding in a court of competent jurisdiction being instituted with respect to the proper action to be taken by the Collateral Trustee hereunder, and an order shall be issued enjoining the Collateral Trustee from taking any action hereunder or under any Shared Security Document, the Collateral Trustee shall be entitled to refrain from taking action hereunder and to retain the Trust Estate until the Collateral Trustee shall have received a replacement or supplemental order of such court with respect to the action to be taken. In addition, in the event that the Collateral Trustee in good faith is in doubt as to what action it should take hereunder, the Collateral Trustee shall be entitled to refrain from taking action hereunder and to retain the Trust Estate until the Collateral Trustee shall have received a direction from the Mortgage Bond Trustee (or, as applicable, by the other appropriate instructing parties as provided in Section 2.03(b)) with respect to the action to be taken.

5.05 Limitations on Duties of Collateral Trustee. The Collateral Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Mortgage Bond Trustee (or, as applicable, by the other appropriate instructing parties as provided in Section 2.03(b)). Except as herein otherwise expressly provided, the

Collateral Trustee shall not be under any obligation to take any action which is discretionary with the Collateral Trustee under the provisions hereof except upon the written request of the Mortgage Bond Trustee (or except as otherwise provided in Section 2.03(b)). Upon reasonable prior notice, the Collateral Trustee shall make available for inspection and copying during normal business hours by any Secured Party each certificate or other paper furnished to the Collateral Trustee by the Company or any Debt Trustee under or in respect of this Agreement, the Shared Security Documents or any portion of the Trust Estate.

5.06 Moneys to be Held in Trust. All moneys received by the Collateral Trustee under or pursuant to any provision of this Agreement shall be held in trust for the purposes for which they were paid or are held.

5.07 Resignation and Replacement of Collateral Trustee.

(a) Resignation. The Collateral Trustee may at any time, by giving 60 days’ prior written notice to the Company and the Mortgage Bond Trustee, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the earlier of (i) 60 days from the date of such notice and (ii) the appointment of a successor collateral trustee or collateral trustees by the Mortgage Bond Trustee (with such successor to be chosen in consultation with, and reasonably satisfactory to, the Company, so long as no Event of Default has occurred and is continuing). If no successor collateral trustee or collateral trustees shall be appointed and approved within 60 days from the date of the giving of the aforesaid notice of resignation, the Collateral Trustee (notwithstanding the termination of all of its other duties and obligations hereunder by reason of such resignation), the Mortgage Bond Trustee or the Company may at the expense of the Company, apply to any court of competent jurisdiction to appoint a successor collateral trustee or collateral trustees (which may be an individual or individuals) to act until such time, if any, as a successor collateral trustee or collateral trustees shall have been appointed as above provided. Any successor collateral trustee or collateral trustees so appointed by such court shall immediately and without further act be superseded by any successor collateral trustee or collateral trustees approved by the Mortgage Bond Trustee as above provided. In connection with the foregoing, the Company hereby agrees with the Secured Parties to pay the fees, costs and expenses of any successor Collateral Trustee, and to provide indemnification to any successor Collateral Trustee, to the same extent as it provides the same to the predecessor Collateral Trustee.

(b) Appointment of Successor Collateral Trustee. If at any time the Collateral Trustee shall resign, fail to qualify to act as Collateral Trustee or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of Collateral Trustee for any other cause, a successor collateral trustee or collateral trustees may be appointed by the Mortgage Bond Trustee (with such successor to be chosen in consultation with, and reasonably satisfactory to, the Company, so long as no Event of Default has occurred and is continuing), and the powers, duties, authority and title of the predecessor collateral trustee or collateral trustees terminated and canceled without procuring the resignation of such predecessor collateral trustee or collateral trustees, and without any other formality (except as may be required by applicable law) other than appointment and designation of a successor collateral trustee or collateral trustees in writing, duly acknowledged, delivered to the predecessor collateral trustee or collateral trustees and each of the Debt Trustees, and filed for record in each public office, if any, in which this Agreement is required to be filed.

(c) Rights of Successor Collateral Trustee. The appointment and designation referred to in Section 5.07(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor collateral trustee or collateral trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor collateral trustee or collateral trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of the Mortgage Bond Trustee or any successor collateral trustee or collateral trustees, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder, take all steps reasonably necessary to assign the Liens and security interests in the Shared Collateral to the successor collateral trustee and shall deliver all securities, instruments, moneys and other Shared Collateral held by it or them to such successor collateral trustee or collateral trustees.

(d) Filings at Expense of Company. Any required filing for record of the instrument appointing a successor collateral trustee as hereinabove provided shall be made by and at the expense of the Company.

5.08 Qualifications of Successors to Collateral Trustee. Except as permitted by Section 5.07, any successor to the Collateral Trustee appointed pursuant to Section 5.07 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States of America or any State thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight contiguous States, and shall also have capital, surplus and undivided profits of not less than $500,000,000.

5.09 Merger of Collateral Trustee. Any Person into which the Collateral Trustee may be merged, or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Collateral Trustee shall be a party, or any Person acquiring all or substantially all of the corporate trust business of the Collateral Trustee, shall be the Collateral Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

5.10 Appointment of Additional and Separate Collateral Trustee. Whenever (i) the Collateral Trustee or the Mortgage Bond Trustee shall deem it necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Shared Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Shared Collateral, or (ii) the Collateral Trustee shall be advised by counsel that it is so necessary or prudent in the interest of the Secured Parties, then in any such case, the Collateral Trustee shall execute and deliver from time to time all instruments and agreements necessary or proper to constitute another bank or trust company or one or more Persons approved by the Collateral Trustee either to act as additional trustee or trustees of all or any part of the Trust Estate, jointly with the Collateral Trustee, or to act as separate trustee or trustees of all or any part of the Trust

Estate, in any such case with such powers as may be provided in such instruments or agreements, and to vest in such bank, trust company or Person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Collateral Trustee deemed necessary or advisable by the Collateral Trustee. The fees and expense of any such additional trustee or trustees shall be paid by the Company.

Section 6. Release of Trust Estate and Shared Collateral; Expiration of Certain Rights.

6.01 Release of Trust Estate; Expiration of Certain Rights. Notwithstanding any contrary provision herein, the Trust Estate shall be assigned and released to (i) the Mortgage Bond Trustee for the benefit of the holders of Mortgage Bond Obligations on the earlier of (a) the date on which all the 2002 Indenture Notes Obligations and 2006 Indenture Notes Obligations shall have been paid in full to the holders thereof, (b) the occurrence of a legal defeasance or covenant defeasance in respect of the Equal and Ratable Notes Indentures which removes or otherwise eliminates any provisions requiring equal and ratable security for the holders of the 2006 Indenture Notes and 2002 Indenture Notes, (c) the date on which the Equal and Ratable Notes Indentures cease to require that the Shared Collateral must secure any Equal and Ratable Notes Obligations equally and ratably or (d) the date that the provisions of the Equal and Ratable Notes Indentures that require equal and ratable security shall be held to be invalid, void or unenforceable by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review, or (ii) the Company on the date on which all the Mortgage Bond Obligations have been paid in full, the Mortgage Bond Trustee has given written notice thereof to the Collateral Trustee and all the Collateral Trustee’s Fees have been paid in full.

6.02 Releases of Shared Collateral.

(a) The Lien of the Shared Security Documents may, at any time, be released in whole or in part by the Collateral Trustee as provided in Section 1.07 of the Mortgage or otherwise pursuant to (i) if no Triggering Event has occurred and is continuing, written directions signed by the Mortgage Bond Trustee, or (ii) if a Triggering Event has occurred and is continuing, written directions from the Requisite Secured Parties, provided, in each case, that no such release shall be effected in such a manner so that fewer than all, but not all, of the Secured Parties continue to be entitled to the benefits of such Lien (or become entitled to the benefits of a substitute Lien) without each of the Secured Parties hereunder being equally and ratably secured on the respective property subject to such Lien (to the extent such property is Shared Collateral), unless the terms of the Debt Instruments applicable to such Secured Parties do not require that such Secured Parties be equally and ratably secured by the relevant Lien, as reflected in an opinion of counsel to such effect delivered to the Collateral Trustee. No such release shall require any consent or approval by any other Secured Party.

(b) For the avoidance of doubt, if (i) the Shared Security Documents provide for a release of the Collateral Trustee’s Lien over all or any part of the Shared Collateral upon a disposition of such Collateral, (ii) such disposition complies with the terms of the Mortgage Bond Indenture or is directed in connection with the exercise of rights and remedies pursuant to Section 2.03(b) and (iii) upon such disposition, the Collateral Trustee’s Lien over such Shared Collateral would automatically be released under the Shared Security Documents, then such release shall be deemed permitted under this Agreement without the consent of the Collateral Trustee or any other Secured Party hereunder and the Collateral Trustee shall be authorized to execute and deliver any acknowledgment or other document reasonably requested by the Company to evidence such release.

6.03 Amendments of Shared Security Documents. The Mortgage Bond Trustee shall have the exclusive authority to direct the Collateral Trustee to amend, supplement or waive, or to permit the Company to amend, supplement or waive, any provision of the Shared Security Documents without any consent or approval of, or prior notice to, any other Secured Party; provided however that (i) the Collateral Trustee shall not be obligated to execute or permit any such amendment, supplement or waiver that affects the Collateral Trustee’s own rights, duties or immunities under this Agreement or the Shared Security Documents and (ii) any such amendment, supplement or waiver that would materially and adversely affect the rights of the holders of the 2002 Indenture Notes or the 2006 Indenture Notes to equally and ratably share in the security provided for herein and in the Shared Security Documents, to the extent such equal and ratable sharing is required by the 2002 Notes Indenture or 2006 Notes Indenture, as applicable, shall be joined in, or consented to in writing, by the 2002 Indenture Trustee or the 2006 Indenture Trustee, as the case may be. To determine that, under the foregoing clause (ii), it is not necessary for each of the 2002 Indenture Trustee and 2006 Indenture trustee to join in, or consent in writing to, such amendment, supplement or waiver, the Collateral Trustee and the 2002 Indenture Trustee and/or 2006 Indenture Trustee shall each be provided with (and shall be entitled to rely upon) an opinion of counsel of the Company to the effect that such amendment would not materially and adversely affect the rights of the holders of the 2002 Indenture Notes and/or 2006 Indenture Notes, as the case may be, to equally and ratably share in the security provided for herein and in the Shared Security Documents, to the extent such equal and ratable sharing is required by the 2002 Notes Indenture or 2006 Notes Indenture, as applicable. Notwithstanding the foregoing, it is agreed that any amendment, supplement or waiver with respect to the Shared Security Documents in the nature of, and solely to the extent constituting, a release of the Lien of the Shared Security Documents over any Shared Collateral, shall be governed by Section 6.02(a) and not this Section 6.03.

Section 7. Miscellaneous.

7.01 Equal and Ratable Security. This Agreement is intended to comply with the provisions of the Equal and Ratable Notes Documents to secure the Equal and Ratable Notes Obligations equally and ratably with the Mortgage Bond Obligations in respect of the Shared Collateral. It is agreed that this Agreement and the Shared Security Documents are intended to secure, and provide for security for, the Equal and Ratable Notes Obligations on an equal and ratable basis with the Mortgage Bond Obligations with respect to the Shared Collateral, so long as, and to the extent, required with respect to any series of Equal and Ratable Notes, and this Agreement and the Shared Security Documents shall be construed and enforced to give effect to such intention. It is agreed that the foregoing shall be given effect notwithstanding (i) the time of incurrence of the Mortgage Bond Obligations or any series of Equal and Ratable Notes Obligations, (ii) the order or method of attachment or perfection of any Liens on any Shared Collateral securing the Mortgage Bond Obligations or any series of Equal and Ratable Notes Obligations, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Shared Collateral, (iv) the time of taking of possession or control over any Shared Collateral, (v) that any Lien granted under the Shared Security Documents on any Shared Collateral may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien on the Shared Collateral, or (vi) the rules for determining priority under any law governing the relative priorities of Liens. Any and all rights not herein expressly given to the 2002 Indenture Trustee and/or 2006 Indenture Trustee are expressly reserved to the Mortgage Bond Trustee, it being understood that in the absence of a requirement to provide equal and ratable security set forth in the Equal and Ratable Notes Documents, this Agreement would not have been accepted by the Mortgage Bond Trustee or the holders of the Mortgage Bonds.

7.02 Amendments, Supplements and Waivers. This Agreement may be amended at any time by an instrument in writing signed by the parties hereto; provided however that (i) the 2002 Indenture Trustee or the 2006 Indenture Trustee must join in any such instrument to the extent that the same would materially and adversely affect the rights of the holders of the 2002 Indenture Notes or 2006 Indenture Notes, as the case may be, to equally and ratably share in the security provided for herein and in the Shared Security Documents, to the extent such equal and ratable sharing is required by the 2002 Notes Indenture or 2006 Notes Indenture, as applicable, and (ii) the Collateral Trustee shall not be obligated to execute any such instrument to the extent it would affect the Collateral Trustee’s own rights, duties or immunities under this Agreement or the Shared Security Documents. To determine that, under the foregoing clause (i), it is not necessary for each of the 2002 Indenture Trustee or 2006 Indenture Trustee to join in such amendment, the Collateral Trustee and 2002 Indenture Trustee and/or 2006 Indenture Trustee shall each be provided with (and shall be entitled to rely upon) an opinion of counsel, which may be counsel of the Company to the effect that such amendment would not materially and adversely affect the rights of the holders of the 2002 Indenture Notes and/or 2006 Indenture Notes, as the case may be, to equally and ratably share in the security provided for herein and in the Shared Security Documents, to the extent such equal and ratable sharing is required by the 2002 Notes Indenture or 2006 Notes Indenture, as applicable.

7.03 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Company:

MidAmerican Energy Company

666 Grand Avenue, Suite 500

Des Moines, Iowa 50309-2580

Attention: Corporate Secretary

Fax: 515-242-4295

(ii) if to the Collateral Trustee:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, IL 60602

Attention: Corporate Trust Administration

Tel: 312-827-8618; Fax: 312-827-8542

(iii) if to any Debt Trustee:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, IL 60602

Attention: Corporate Trust Administration

Tel: 312-827-8618; Fax: 312-827-8542

or, in the case of any party, at such other address as shall be designated by it in a written notice to each of the other parties. All such notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

7.04 The Collateral Trustee agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Collateral Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Collateral Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Collateral Trustee in its discretion elects to act upon such instructions, the Collateral Trustee’s understanding of such instructions shall be deemed controlling. The Collateral Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Trustee, including without limitation the risk of the Collateral Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

7.05 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

7.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

7.07 Dealings with the Company. Upon any application or demand by the Company to the Collateral Trustee to take or permit any action under any of the provisions of this Agreement or under any Shared Security Document, the Company shall furnish to the Collateral Trustee a certificate of an appropriate officer and an opinion of counsel stating that all conditions precedent, if any, provided for in this Agreement or such Shared Security Document relating to the proposed action have been complied with.

7.08 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Secured Parties and each holder of any of the Secured Obligations (provided however that the Company shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Trustee and the Mortgage Bond Trustee).

7.09 Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL DISTRICT COURT, IN EACH CASE, SITTING IN THE BOROUGH OF MANHATTAN AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH SHARED SECURITY DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE STATE OF NEW YORK OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) WAIVER OF VENUE. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY SHARED SECURITY DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 8.08. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY

WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.03. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

7.10 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

7.11 Waiver Of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SHARED SECURITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7.12 No Waiver. No failure on the part of the any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

7.13 Survival. The provisions of Section 4.03 and Section 5 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the resignation or removal of the Collateral Trustee and the repayment in full of the Secured Obligations.

7.14 Force Majeure. In no event shall the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

7.15 Incorporation by Reference. In connection with its execution and acting hereunder, the Mortgage Bond Trustee is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided to it and the Collateral Trustee hereunder and to it under the Mortgage Bond Indenture.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

MIDAMERICAN ENERGY COMPANY

By
Name:
Title:

Signature Page to Intercreditor and Collateral Trust Agreement

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Mortgage Bond Trustee

By
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Trustee

By
Name:
Title:

Signature Page to Intercreditor and Collateral Trust Agreement